As filed with the Securities and Exchange Commission on October 6, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ELEPHANT TALK COMMUNICATIONS, CORP.
(Exact name of Registrant as specified in charter)

Delaware
(State or jurisdiction of incorporation or organization)

95-4557538
(I.R.S. Employer Identification No.)

19103 Centre Rose Boulevard
Lutz, FL 33558
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated 2008 Long-Term Incentive Compensation Plan
(Full titles of plan)

Steven van der Velden
19103 Centre Rose Boulevard
Lutz, FL 33558

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.
David Selengut, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
(212) 370-1300
Fax: (212) 370-7889

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee
common stock, par value $0.001 per share	18,000,000 shares	$2.45	$44,100,000	$5,053.86

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the employee benefit plan described herein by reason of stock splits, stock dividends, recapitalization or other similar transactions effected without the receipt of consideration which result in an increase in the number of the outstanding shares of Common Stock.

(2)
The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in paragraphs (h) and (c) of Rule 457 under the Securities Act and is based upon the average of high and low prices reported by the OTC Bulletin Board on October 4, 2011, a date within five (5) business days prior to the date of the filing of this registration statement.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTIONS E

This registration statement is filed by Elephant Talk Communications, Corp. (the “Registrant”) pursuant to General Instruction E of Form S-8 in connection with the Registrant’s Amended and Restated 2008 Long-Term Incentive Compensation Plan (the “Amended 2008 Plan”) and relates to the Registrant’s earlier registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on July 11, 2008 (File No. 333-152276) (registering 5,000,000 shares under the 2008 Plan Long-Term Incentive Compensation Plan), as amended by a Post-Effective Amendment No. 2 filed on December 17, 2010.  The contents of the Registrant’s earlier registration statement on Form S-8 in connection with the Amended 2008 Plan are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein.

Amendment to Increase Authorized Shares

On September 14, 2011, the Registrant’s stockholders approved the amendment to the Amended 2008 Plan to increase the number of authorized shares of the Registrant’s common stock, par value $0.001 (“Common Stock”) from 5,000,000 shares to 23,000,000 shares of Common Stock, subject to adjustments, including but not limited to stock splits, stock dividends or similar transactions.

Accordingly, (i) the reoffer prospectus included herein is a combined prospectus with the reoffer prospectus included as part of the Form S-8 from the 2008 Plan pursuant to Rule 429(a) under the Securities Act, and (ii) this Registration Statement, which is a new Registration Statement, also constitutes a post-effective amendment to the Form S-8 from the 2008 Plan pursuant to Rule 429(b) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the instructions to Form S-8, this Registration Statement omits the information specified in Part I of the Registrant’s Registration Statement on Form S-8.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference

The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 31, 2011;
(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 9, 2011;
(c)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 15, 2011;
(d)	Our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2011, filed on August 16, 2011;
(e)	Our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2011, filed on August 18, 2011;
(f)	Our Current Report on Form 8-K, filed on September 20, 2011;
(g)	Our Current Report on Form 8-K, filed on September 14, 2011;
(h)	Our Current Report on Form 8-K, filed on September 2, 2011;
(i)	Our Current Report on Form 8-K, filed on August 1, 2011;
(j)	Our Current Report on Form 8-K, filed on July 29, 2011;
(k)	Our Current Report on Form 8-K, filed on April 7, 2011;
(l)	Our Current Report on Form 8-K, filed on March 29, 2011;
(m)	Our Current Report on Form 8-K, filed on March 16, 2011;
(n)	Our Definitive Proxy Statement on Schedule 14A, filed July 26,2011, and additional proxy materials filed on July 27, 2011;
(o)	Our Post Effective Amendment No. 2 to Registration Statement on Form S-8, filed on December 17, 2010;
(p)	Our Form S-8 filed on July 11, 2008;
(q)	The description of our common stock contained in our Definitive Proxy Statement on Schedule 14A, filed on August 16, 2011.

 All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Elephant Talk Communications, Inc., 19103 Centre Rose Boulevard, Lutz, FL, 33558; Attention: Alex Vermeulen.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Item 4.	Description of Securities

Included in the prospectus which is part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

N/A.

Item 6.	Indemnification of Officers and Directors.

Our certificate of incorporation, as amended, provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company.

Our Amended and Restated Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

All shares of common stock registered hereunder for reoffer or resale will be granted, or issued upon exercise of options granted or to be granted, pursuant to the Plans. The options are non-transferable.  Options granted as of the date hereof as well as shares of common stock issued upon the exercise of such options were granted or issued in transactions not involving a public offering. Upon exercise of an option, the optionee was required to execute an undertaking not to resell such shares except pursuant to an effective registration statement or other exemption under the Securities Act, a restrictive legend is placed on the certificates for the shares of common stock purchased and transfer stops are placed against such certificates. Such shares may only be reoffered and sold pursuant to registration under the Act or pursuant to an applicable exemption under the Act. As a result, such offers and sales are exempt from the registration requirements of the Act pursuant to the provisions of Section 4(2) of the Act.

Item 8.	Exhibits.

The following exhibits are filed with this Registration statement.

Number	Description
4.1	Registrant’s Amended and Restated 2008 Long-Term Incentive Compensation Plan (1)
5.1	Opinion of Ellenoff Grossman & Schole LLP*
23.1	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)*
23.2	Consent of BDO USA, LLP

(1)	Filed on September 20, 2011, as part of the Company’s Form 8-K.
*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of New York, State of New York, on October 6, 2011.

ELEPHANT TALK COMMUNICATIONS CORP.

By:	/s/ Steven van der Velden
Name:	Steven van der Velden
Title:	Chairman and Chief Executive Officer

Elephant Talk Communications, Corp. and each of the undersigned do hereby appoint Steven van der Velden and Alex Vermeulen and each of them severally, its or his true and lawful attorney to execute on behalf of Elephant Talk Communications, Corp. and the undersigned any and all amendments to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; each of such persons shall have the power to act hereunder with or without the other.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

	Chief Executive Officer and Director	October 6, 2011
(principal executive officer)
Steven van der Velden

	Chief Financial Officer (principal financial and accounting officer)	October 6, 2011
Mark Nije

	Chief Operating Officer, Chief Technical Officer and Director	October 6, 2011
Martin Zuurbier

	Director	October 6, 2011
Rijkman Groenink

	Director	October 6, 2011
Johan Dejager

	Director	October 6, 2011
Phil Hickman

	Director	October 6, 2011
Roderick de Greef

	Director	October 6, 2011
Jacques Kerrest